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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated January 14, 1997 accompanying the consolidated financial statements and schedule of Plasma-Therm, Inc. and Subsidiary included in the Annual Report on Form 10-K for the year ended November 30, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


                                                GRANT THORNTON LLP


Tampa, Florida
January 16, 1998